_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Act")

April 15, 2004

(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25136 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 630 – 4th Avenue S.W.

Calgary, Alberta, Canada T2P 0J9

(Address of principal executive offices)

Telephone Number (403) 777-9250

(Registrant's telephone number, including area code)

(Former name or address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

c)

Exhibits:

99.1.

Press release dated April 15, 2004.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 15, 2004

GEOGLOBAL RESOURCES INC.

(Registrant)

/s/ Allan J.Kent

Allan J. Kent

Chief Financial Officer

EXHIBIT

Press release dated April 15, 2004

CONTRACT ISSUED FOR OFF SHORE DRILLING RIG

April 15, 2004

Calgary, Alberta, Canada

GeoGlobal Resources Inc. (OTCBB - “GEOG”) announced today that Gujarat State Petroleum Corporation ("GSPC"), its co-venturer and Operator of the KG-OSN-2001/3 Exploration Block ("KG Block") has contracted Saipem SPA, part of ENI, Italy for the Saipem Perro Negro 3 drilling rig for a period of 200 days to commence an exploratory drilling program on the KG Block.

The Saipem Perro Negro 3 has been contracted for the drilling of 4 exploratory wells estimated to commence the middle of May 2004.  Under the terms of the contract, GSPC would have the option of extending the terms of the contract for 6 additional exploratory wells.

GSPC has recently completed the acquisition, processing and interpretation of a 1,298 square kilometre marine 3D seismic program on the KG Block.  Geological mapping has been completed and a number of drillable prospects have been identified.  GeoGlobal has a net 5% carried interest in the KG Block which is located off the east coast of India in the Krishna Godavari basin.  The KG Block is adjacent to Block D-6 on which recent discoveries have been made by Reliance Industries of India in partnership with Niko Resources Ltd. (TSX-"NKO") and the Government of India.

Cautionary Statement to Investors

This Press Release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the exploration activities intended to be conducted and outcome of those oil and gas exploration, development and drilling activities on the exploration block in which the Company owns an interest off the east coast of India and the two additional exploration blocks recently awarded in the Cambay Basin, and including the estimated cost and timing of those exploration activities and the extent of activities to be conducted. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities and involve risks and uncertainties. The Company's actual results may differ materially from those projected in the forward looking statements. There are numerous risks and uncertainties involved in the Company's acquisition of unproved minority interests in the exploration areas, including the possibilities that no discoveries of hydrocarbons are made on the exploration blocks or, if discovered, that such discoveries are not determined to be commercially productive. The blocks in which we have an interest are highly speculative exploration opportunities and pursuing the development of the exploration blocks will involve material risks to the Company. There can be no assurance that the discovery of hydrocarbons on exploration blocks adjacent to or in the proximity of exploration blocks in which we have an interest will result in the discovery of hydrocarbons on the blocks in which we have an interest.   The Company will be required to fund its share of the costs incurred during the work commitment phase under the Production Sharing Contracts relating to the exploration blocks in the Cambay Basin and there can be no assurance that such funds will be available to the Company in the amounts and when required.  Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company's plans and intentions.  There can be no assurance that the Company's oil and gas exploration and production activities will be commercially successful or result in material revenues to the Company.  Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:

Allan J. Kent, Executive VP and CFO

Brent Peters, Director

phone: 403-777-9250

phone: 416-628-5901

fax: 403-777-9199

email: info@geoglobal.com